SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             LEHMAN ABS CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                    13-3447441
               --------                                    ----------
(State of incorporation or organization)               (IRS Employer
                                                       Identification No.)

3 World Financial Center, New York, New York                10285
--------------------------------------------                -----
  (Address of principal executive offices)                (Zip Code)

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [x]

  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

  Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                   Name of each exchange on which
  to be so registered                   each class is to be registered
  -------------------                   ------------------------------

  Corporate Bond-Backed                 New York Stock Exchange
  Certificates, Series 1996-Wal-Mart




        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                      ----
                                (Title of class)



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

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                 The description of the Corporate Bond-Backed Certificates, Series 1996-Wal-Mart is contained in the Prospectus, dated November 15, 1995, included in the Registrant's Registration Statement on Form S-3 (No. 33-73438) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated February 22, 1996, to be filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.    EXHIBITS.

                 The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which no other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange, though none need be filed with, or incorporated by reference in, copies of the Registration Statement filed with the Securities and Exchange Commission.

1. Copies of the last annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

2.   Copies of the charter and by-laws of the Registrant.

3. Standard Terms for Trust Agreements, dated as of February 28, 1996, between the Registrant and The Bank of New York, as Trustee, as supplemented by the Series Supplement, dated as of February 28, 1996, between the Registrant and The Bank of New York, relating to the Corporate Bond-Backed Certificates, Series 1996-Wal-Mart.

4.   Specimen Corporate Bond-Backed Certificate, Series 1996-Wal-Mart.




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

                                    SIGNATURE



           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        LEHMAN ABS CORPORATION
                                        (Registrant)


Date:      February 28, 1996             By:    /s/ Bruce M. Witherell
                                            --------------------------
                                         Name: Bruce M. Witherell
                                         Title: Managing Director




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